                                                                      EXHIBIT 20

Volkswagen Credit Auto Master Trust 1996-1
--------------------------------------------------------------------------------


                 Distribution Date Statement: October 15, 1999

a.       Aggregate Amount of Collections                                                     $355,930,114.14
         Aggregate Amount of Interest Collections                                              $3,793,750.37
         Aggregate Amount of Principal Collections                                           $352,136,363.77
         Investment Proceeds                                                                           $0.00

b.       Series Allocation Percentage                                                                100.00%
         Floating Allocation Percentage                                                               59.45%
         Fixed Allocation Percentage                                                                     N/A

c.       Total Amount Distributed on Series 1996-1                                             $1,700,000.00

d.       Amount of Such Distribution Allocable to Principal on 1996-1                                  $0.00

e.       Amount of Such Distribution Allocable to Interest on 1996-1                           $1,700,000.00

f.       Investor Default Amount                                                                       $0.00

g.       Draw Amount                                                                                   $0.00

h.       Investor Charge Offs                                                                          $0.00
         Amounts of Reimbursements                                                                     $0.00

i.       Monthly Servicing Fee                                                                         1.00%

j.       Expected Controlled Distribution Amount                                                       $0.00

k.       Invested Amount                                                                     $375,000,000.00

l.       Pool Factor                                                                                 100.00%

m.       Available Subordinated Amount                                                        $63,814,361.75

n.       Reserve Fund Balance                                                                  $1,875,000.00

o.       Principal Funding Account Balance                                                             $0.00
         Yield Supplement Account Balance                                                      $1,875,000.00

                                                                          Page 1
VW CREDIT, INC. - SERVICER
Oct. 99

                                        VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                                          Monthly Servicer Report Input and Summary Page
                                          ----------------------------------------------


TRANSACTION SUMMARY
-------------------
                                                                   From                     To          Days
                                                           --------------------         -------------  --------
Current Interest Period                                         09/15/99                  10/14/1999      30

Series Allocation Percentage                                            100.00%

Initial Principal Balance                                      $375,000,000.00
Outstanding Principal Balance                                  $375,000,000.00
Principal Balance of Receivables for Determination Date        $546,635,349.06
Amount Invested in Receivables on Series Issuance Date         $375,000,000.00
Initial Invested Amount                                        $375,000,000.00
Invested Amount at the Beginning of Period                     $375,000,000.00
Invested Amount                                                $375,000,000.00
Required Subordinated Amount                                    $63,814,361.75
Excess Funded Amount                                           $          0.00

Available Subordinated Amount (previous period)                $105,504,538.27
Incremental Subordinated Amount (previous period)               $11,718,934.59


RESERVE FUND AND YIELD SUPPLEMENT ACCOUNT
-------------------------------------------------------

Yield Supplement Account Initial Deposit                       $  1,875,000.00
Yield Supplement Account Beginning Balance                     $  1,875,000.00
Yield Supplement Account Required Amount                       $  1,875,000.00

Reserve Fund Initial Deposit                                   $  1,875,000.00
Reserve Fund Required Amount                                   $  1,875,000.00
Reserve Fund Beginning Balance                                 $  1,875,000.00


Outstanding Carryover Amount - Beginning Balance               $          0.00
Yield Supplement Account Draw Amount                           $          0.00
Outstanding Carryover Amount - Ending Balance                  $          0.00
Yield Supplement Account Balance - Ending Balance              $  1,875,000.00
Yield Supplement Account Required Deposit Amount               $          0.00

Reserve Fund Draw Amount                                       $          0.00
Reserve Fund Ending Balance                                    $  1,875,000.00
Reserve Fund Required Deposit Amount                           $          0.00

1-month LIBOR Rate (annualized)                                     5.2800000%
Certificate Coupon (annualized)                                     5.4400000%
Prime Rate (annualized)                                             8.2500000%
Servicing Fee Rate (annualized)                                         1.000%
Excess Spread                                                       1.9700000%


TRUST PRINCIPAL RECEIVABLES
---------------------------

Pool Balance at the Beginning of Period                       $630,756,020.10
Pool Balance at the Ending of Period                          $556.848,986.86
Average Aggregate Principal Balance                           $593,802,503.48


Aggregate Principal Collections                              $352,136,363.77
New Principal Receivables                                    $278,291,136.26
Receivables Added for Additional Accounts                              $0.00
Investor Default Amount                                                $0.00
Net Losses                                                             $0.00
Monthly Interest Accrued, but not Paid                                 $0.00
Ineligible Receivables                                                 $0.00
Ineligible Receivables in Prior Collection Period                      $0.00
Defaulted Receivables in Ineligible and Overconc.                      $0.00
 Accounts

MISCELLANEOUS DATA
------------------


Recoveries on Receivables Written Off                                   $0.00
Spread Over Prime for Portfolio                                         0.16%
Weighted Average Interest Rate                                          8.41%


PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
--------------------------------------------------

Net losses as a % of Avg. Receivables Balance (annualized)                       0.00%

PORTFOLIO AND DEALERSHIP STATISTICS
-----------------------------------

Used Vehicle Receivables' Balance                                                $40,976,336.98
Used Vehicle Percentage                                                          7.359%
Used Vehicle Percentage During Last Collection Period                            6.179%
Early Amortization Event?                                                           NO
Largest Dealer or Dealer Affiliation Balance                                     $21,470,730.05
Largest Dealer Percentage                                                        3.404%

Aggregate Principal Amount of Receivables of Dealers over 2%                     $13,308,789.58
Aggregate % Principal Amount of Receivables of Dealers over 2%                   2.390%

SUMMARY OF COLLECTIONS
----------------------


Aggregate Amount of Collections                                                  $355,930,114.14
Aggregate Amount of Interest Collections                                         $3,793,750.37
Investment Proceeds                                                              $0.00
Aggregate Amount of Principal Collections                                        $352,136,363.77
Asset Receivables Rate                                                           6.604%
Use Asset Receivables Rate?                                                      NO
Carryover Amount (this Distribution Date)                                        N/A
Total Carryover Amount                                                           N/A

PAYMENT RATE INFORMATION
------------------------

Monthly Payment Rate                                                             59.30%
Previous Collection Period Monthly Payment Rate                                         64.15%
Monthly Payment Rate 3 months ago                                                61.37%
3-month Average Payment Rate                                                     61.61%
12-month Minimum Payment Rate                                                    50.30%
Early Amortization Event?                                                        NO

ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
---------------------------------------------

Extend Revolving Period?                                                         YES
Last Day of Revolving Period                                                     N/A
Invested Amount as of Last Day of Revolving Period                               N/A
Accumulation Period Length (months)                                              N/A
First Accumulation Date                                                          TO BE DETERMINED
Expected Final Payment Date                                                      N/A
Required Participation Percentage                                                4.00%
Principal Funding Account Balance                                                $0.00
Principal Payment Amount                                                         $0.00
Controlled Deposit Amount                                                        $0.00



TOTAL AMOUNT DISTRIBUTED ON SERIES 1996-1
-----------------------------------------

Certificateholders
------------------
i.    Monthly Interest Distribution                                              $1,700,000.00
ii.   Monthly Servicing Fee Distribution                                         $312,500.00
iii.  Reserve Fund Deposit Amount Distribution                                   $0.00
iv.  Investor Default Amount Distribution                                        $0.00
v.  Outstanding Carryover Amount Distribution                                    $0.00
vi. Yield Supplement Account Deposit Amount Distribution                         $0.00
                                                                                 -----
     Excess Servicing                                                            $242,978.10

Excess Servicing (Previous Period)                                               $548,051.05


DEFICIENCY AMOUNT
-----------------

Deficiency Amount                                                                $ 0.0
Draw Amount                                                                      $ 0.0

                                                                          Page 2
VW CREDIT, INC. -- SERVICER
  14-Oct-99

               VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                                     Summary
                                     -------


                    Collections               Accrual          Distribution
                ------------------       ---------------------------------------
From:                 15-Sep-99
To:                   14-Oct-99
Days:                        30

LIBOR Rate            5.2800000%
(1 month)

Series #                 1  Active
VCI Rating:             N/A


               TRUST AND SERIES ALLOCATIONS - BEGINNING OF PERIOD
              ----------------------------------------------------

                            Series                                          Excess     Required        Required        Outstanding
Series         Series     Allocation       Invested        Subordinated     Funded   Participation   Participation     Certificate
Number          Name      Percentage        Amount            Amount        Amount    Percentage         Amount          Balance
--------  -------------- ------------   ---------------  -----------------  ------   -------------   --------------  ---------------
          Trust                         $375,000,000.00     $63,814,361.75    $0.00        N/A       $15,000,000.00
        1 Series 1996-1        100.00%  $375,000,000.00     $63,814,361.75    $0.00       4.00%      $15,000,000.00  $375,000,000.00


VW CREDIT, INC. -- SERVICER                                             Page 3
14-Oct-99
               VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                              SERVICING CERTIFICATE
                              ---------------------



INITIAL AMOUNTS                                                                 EXCESS SPREAD CALCULATION
---------------                                                                 -------------------------
Initial Invested Amount                        $375,000,000.00                  Weighted Average Rate Charged to Dealers 8.41%
Invested Amount                                $375,000,000.00                  LIBOR                                    5.28%
Controlled Accumulation Amount                 $          0.00                  Certificate Rate (LIBOR+16 b.p.)         5.44%
Required Subordinated Amount                   $ 63,814,361.75                  Servicing Fee Rate                       1.00%
Annualized Servicing Fee Rate                             1.00%                 Investor Net Losses                      0.00%
                                                                                                                      --------
First Controlled Accumulation Date           TO BE DETERMINED                   Excess Spread                            1.97%
Accumulation Period Length (months)               N/A
Expected Final Payment Date                       N/A
Initial Settlement Date                              28-Mar-96
Required Participation Percentage                         4.00%
Subordinated Percentage                                  14.29%


SERIES 1996-1 MONTHLY REPORTING
-------------------------------
                                                                                                       Required           Excess
                                                  Series 1996-1               Invested               Subordinated        Funding
Principal Receivables                                 Total                    Amount                   Amount            Amount
-----------------------                       ---------------------     ---------------------    --------------------    --------
Series Allocation Percentage                                 100.00%
Beginning Balance                                   $375,000,000.00           $375,000,000.00       $63,814,361.75          $0.00
  Floating Allocation Percentage                          59.45%                    59.45%
  Fixed Allocation Percentage                          N/A
Principal Collections                               $352,136,363.77           $352,136,363.77            N.A.              N.A.
New Principal Receivables                           $278,291,136.26           $278,291,136.26            N.A.              N.A.
Principal Default Amounts                           $          0.00           $          0.00            N.A.              N.A.
Receivables Added for Additional Accounts           $          0.00           $          0.00            N.A.              N.A.
Controlled Deposit Amount                           $          0.00                       N/A            N.A.              N.A.
Principal Allocation Percentage
"Pool Factor"                                          100.00000000%

Ending Balance                                      $375,000,000.00           $375,000,000.00       $63,814,361.75          $0.00
  Floating Allocation Percentage                          67.34%                    67.34%


Non-Principal Receivables
-------------------------

Interest Collections                                  $2,255,478.10
Recoveries on Receivables Written Off                         $0.00
Investment Income                                             $0.00

VW CREDIT, INC. -- SERVICER                                             PAGE 4


              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                             SERVICING CERTIFICATE
                             ---------------------


Subordinated Amount & Reserve Fund                      Current                Previous
----------------------------------------           ------------------     ------------------
Available Subordination Amount (Previous)             $105,504,538.27        $105,109,086.27
  Required Subordination Draw Amount                            $0.00                  $0.00
  Reserve Fund Funds to Inv. Default Amount                     $0.00                  $0.00
  Excess Servicing (Previous Period)                      $548,051.05            $395,452.00
                                                           ----------             ----------
(a) Available Subordinated Amount?                    $106,052,589.32        $105,504,538.27


(b) Available Subordinated Amount                      $53,571,428.57         $53,571,428.57

Available Subordinated Amount                          $63,814,361.75         $65,290,363.16

Incremental Subordinated Amount                        $10,242,933.17         $11,718,934.59
  Overconcentration Amount                             $13,308,789.58         $17,247,506.59

Beginning Reserve Fund Balance                          $1,875,000.00          $1,875,000.00
Reserve Fund Required Balance                           $1,875,000.00          $1,875,000.00
Reserve Fund Draw                                               $0.00                  $0.00
Reserve Fund Required Deposit                                   $0.00                  $0.00
Reserve Fund Deposit Amount                                     $0.00                  $0.00
Reserve Fund Release                                            $0.00                  $0.00
Ending Reserve Fund Balance                             $1,875,000.00          $1,875,000.00

Required Interest Distributions
----------------------------------------

Available Interest Collections                          $3,793,750.37          $4,376,601.61
  Certificateholder Interest Collections                $2,255,478.10          $2,557,035.42
  Subordinate Interest Collections                        $388,818.39            $445,199.39
Investment Income                                               $0.00                  $0.00
Reserve Fund Balance                                    $1,875,000.00          $1,875,000.00
                                                        -------------          -------------
Total Interest  Available                               $4,514,296.49          $4,877,234.82


Interest Shortfall                                              $0.00                  $0.00
Additional Interest                                             $0.00                  $0.00
Carry-over Amount                                               $0.00                  $0.00
Carry-over Shortfall                                            $0.00                  $0.00
Additional Carry-over Shortfall                                 $0.00                  $0.00

Monthly Servicing Fee                                     $494,835.42            $530,251.27
Investor Monthly Servicing Fee                            $312,500.00            $312,500.00
